UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 19, 2010
GAMETECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-23401 (Commission File Number)	33-0612983 (IRS Employer Identification No.)

8850 Double Diamond Parkway Reno, Nevada (Address of principal executive offices)		89521 (Zip Code)
(775) 850-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01	Financial Statements and Exhibits.

SIGNATURES

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(b) Departure of Principal Executive Officer

At a meeting of the Board of Directors, held on July 19, 2010, our Board voted to remove Mr. Floyd “Bud” Glisson from his position as President and Chief Executive Officer of the Company. Mr. Glisson continues to serve as a member of the Board of Directors.

5.02(c) Appointment of Principal Executive Officer

On July 19, 2010, the Board of Directors elected Bill Fasig, 46, as our President and Chief Executive Officer.  Mr. Fasig joined the Company in January 2009 as Vice President of Marketing and International Sales, became Senior Vice President of Global Sales, Marketing, and Service in November 2009, and has served as Chief Operating Officer since February of 2010.  Prior to joining the Company, Mr. Fasig was the Chief Executive Officer of BMM Compliance for the Americas from 2006 until joining GameTech International, Inc.  In this capacity, Mr. Fasig was responsible for all aspects of BMM’s business and operations in North and South America.  Prior to BMM, Mr. Fasig enjoyed a long career in the high-technology, marketing, and communications industries, having served in executive positions with Apple, Compaq Computer Corporation, and VeriSign.

Item 9.01	Financial Statements and Exhibits.

    (d) Exhibits

Exhibit No.	Description

99.1.	Press release from GameTech International, Inc. dated July 21, 2010 titled “GameTech International, Inc. Announces Leadership Change”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GAMETECH INTERNATIONAL, INC.
By:	/s/ Bill Fasig
Bill Fasig
Chief Executive Officer

Date: July 21, 2010